UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐    Preliminary Proxy Statement

☐    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

NEWMARKET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWMARKET CORPORATION

330 South Fourth Street

Richmond, Virginia 23219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of NewMarket Corporation will be held in the restored gun foundry building of the Tredegar Iron Works, 500 Tredegar Street, Richmond, Virginia, on Thursday, May 26, 2005, at 11:00 a.m., Eastern Daylight Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect a board of directors to serve for the ensuing year;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as NewMarket’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting.

The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting is April 1, 2005. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Your vote is very important to us. Regardless of whether you expect to attend the meeting, please act promptly to vote your shares. You may vote your shares by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you are present at the meeting, you may vote in person even if you have previously submitted your proxy.

By Order of the Board of Directors

M. RUDOLPH WEST, Secretary

April 18, 2005

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

NEWMARKET CORPORATION

Approximate date of mailing—April 18, 2005

Date, Time and Place of Annual Meeting

The annual meeting of shareholders of NewMarket Corporation is scheduled to be held as follows:

Date:   Thursday, May 26, 2005

Time:  11:00 a.m., Eastern Daylight Time

Place:   Tredegar Iron Works

 500 Tredegar Street

 Richmond, Virginia

Proposals to be Considered at the Annual Meeting

At the annual meeting, you will be asked to consider and vote on the following proposals:

•	to elect seven directors;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	to transact such other business as may properly come before the annual meeting.

In the event that a quorum is not present at the annual meeting, you may also be asked to vote upon a proposal to adjourn or postpone the annual meeting to solicit additional proxies.

Record Date

Our board of directors has fixed the close of business on April 1, 2005 as the record date for the annual meeting and only holders of record of NewMarket common stock on the record date are entitled to vote at the annual meeting. On the record date, there were outstanding 16,987,259 shares of NewMarket common stock.

Voting Rights and Quorum

Each share of NewMarket common stock is entitled to one vote. The presence in person or representation by proxy of holders of a majority of the shares of NewMarket common stock issued and outstanding as of the close of business on April 1, 2005 will constitute a quorum at the annual meeting. If a share is represented for any purpose at the meeting, it is deemed to be present for the transaction of all business. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present. In the event that a quorum is not present at the annual meeting, it is expected that the annual meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

•	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of NewMarket common stock voted in the election of directors. Withheld votes will have no effect in the election of nominees for directors.

•	The appointment of PricewaterhouseCoopers LLP will be ratified if the votes cast in favor of ratification exceed the number of votes cast against ratification. Abstentions will have no effect on the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

If you hold your shares of NewMarket common stock in street name through a brokerage account, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting in the absence of your voting instructions. Under the rules of the New York Stock Exchange, your broker may vote your shares in its discretion on “routine matters.” We believe that the election of directors and the ratification of the appointment of our independent registered public accounting firm are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished.

Voting and Revocation of Proxies

After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares are represented at the annual meeting. You can also vote in person at the meeting, but we encourage you to submit your proxy now in any event. Unless you specify to the contrary on your proxy card, all of your shares represented by valid proxies will be voted “FOR” all director nominees and “FOR” the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and in the discretion of the proxy holders on any other matters that properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The persons you name as proxies may propose and vote for one or more adjournments or postponements of the annual meeting, including adjournments or postponements to permit further solicitations of proxies.

Until exercised at the annual meeting, you can revoke your proxy and change your vote in any of the following ways:

•	by delivering written notification to NewMarket at its principal executive offices at 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary;

•	by delivering a proxy of a later date by mail in the manner described in this proxy statement;

•	by attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting); or

•	if you have instructed a broker or bank to vote your shares, by following the directions received from your broker or bank to change those instructions.

Solicitation of Proxies

The accompanying proxy is being solicited by our board of directors, and we will pay for the entire cost of the solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the solicitation material to the beneficial owners of NewMarket common stock held of record by those persons, and we may reimburse them for reasonable transaction and clerical expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or other means of communication by our officers and regular employees. These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services. We have engaged The Altman Group, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. We will pay that firm $5,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters, and will indemnify The Altman Group, Inc. against any losses arising out of that firm’s proxy soliciting services on our behalf.

PROPOSAL 1:

ELECTION OF DIRECTORS

The nominating and corporate governance committee has recommended to our board of directors, and our board of directors has approved, the persons named below as nominees for election to our board of directors. Patrick D. Hanley, who was appointed to serve as a director of our company by our board of directors on

September 1, 2004, was recommended to the nominating and corporate governance committee by an independent director. Each of the nominees presently serves as a director. Proxies will be voted for the election as directors for the ensuing year of the persons named below (or if for any reason unavailable, of such substitutes as our board of directors may designate). Our board of directors has no reason to believe that any of the nominees will be unavailable to serve. William W. Berry, who had served on our board of directors for 22 years, retired from our board of directors effective March 1, 2005.

Phyllis L. Cothran; age 58; director since 1995; retired, having previously served as President and Chief Operating Officer of Trigon Healthcare, Inc., formerly Blue Cross and Blue Shield of Virginia (health insurance company). Other directorship: Tredegar Corporation.

Bruce C. Gottwald; age 71; director since 1962; Chairman of the Board and Chairman of the Executive Committee since June 1, 2001, having previously served as Chief Executive Officer and Chairman of the Board of Ethyl Corporation (provider of value-added manufacturing and supply solutions to the chemical industry and wholly owned subsidiary of NewMarket).

Thomas E. Gottwald; age 44; director since 1994; President and Chief Executive Officer of NewMarket since March 3, 2004, having previously served as President and Chief Executive Officer of Ethyl Corporation from June 1, 2001 through June 30, 2004 and President and Chief Operating Officer of Ethyl prior thereto.

Patrick D. Hanley; age 60; director since September 1, 2004; Senior Vice President and Chief Financial Officer of Overnite Corporation (less-than-truckload carrier) since July 31, 2003, having previously served as Senior Vice President and Chief Financial Officer of Overnite Transportation Company (a wholly owned subsidiary of Overnite Corporation). Other directorship: Overnite Corporation.

James E. Rogers; age 59; director since 2003; President of SCI Investors Inc. (private equity investment firm). Other directorships: Owens & Minor, Inc., Cadmus Communications Corporation, Wellman, Inc. and Caraustar Industries, Inc.

Sidney Buford Scott; age 72; director since 1959; Chairman of the Board of Scott & Stringfellow, Inc. (investment bankers and brokers).

Charles B. Walker; age 66; director since 1989; retired, having previously served as Vice Chairman of the Board of Albemarle Corporation (specialty chemicals company) from June 14, 2002 through January 31, 2003 and Vice Chairman of the Board and Chief Financial Officer of Albemarle Corporation prior thereto. Other directorship: Nations Funds Trusts/Nations Funds, Inc.

Our board of directors recommends that you vote “FOR” all of the nominees listed above.

Board of Directors

Our company is managed under the direction of our board of directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Corporate Governance Guidelines are available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance.

Independence of Directors

Upon the recommendation of our nominating and corporate governance committee, our board of directors has affirmatively determined that each of the following directors is “independent” under the general listing standards of the New York Stock Exchange, the exchange on which shares of NewMarket common stock are listed, and our Corporate Governance Guidelines: Messrs. Hanley, Rogers, Scott and Walker, and Ms. Cothran.

Our board has adopted categorical standards, as part of our Corporate Governance Guidelines, to assist it in making determinations of independence. Each of the directors identified as independent in this proxy statement meets these standards. A copy of these standards is attached as Annex A to this proxy statement.

Board Meetings

Our board of directors meets on a regularly scheduled basis during the year to review significant developments affecting our company and to act on matters requiring board approval, and may hold special meetings between scheduled meetings when appropriate. During 2004, our board held six meetings. During 2004, each of the directors attended at least 95% of the aggregate of (1) the total number of meetings of all committees of our board on which the director then served and (2) the total number of meetings of our board of directors.

Meetings of Non-Management Directors; Presiding Director

Our Corporate Governance Guidelines require that the non-management members of our board of directors meet in executive session at each regularly scheduled board meeting. Our board of directors has determined that a presiding director should chair all meetings of non-management directors, as provided in our Corporate Governance Guidelines. The presiding director position will rotate among the chairs of each of the independent board committees in the following order: audit committee, bonus, salary and stock option committee, and nominating and corporate governance committee. During those meetings, the presiding director has the responsibilities to lead the meeting, set the agenda and determine the information to be provided to the other non-management directors at the meeting. Shareholders and other interested persons may contact any of the non-management directors through the method described in “—Communications with Our Board” below. Our Corporate Governance Guidelines also require that the independent members of our board of directors meet in executive session at each regularly scheduled board meeting.

Director Attendance at Annual Meeting

Our policy is that directors attend the annual meeting of shareholders each year. All directors, who were directors on the date of last year’s annual meeting of shareholders, attended last year’s annual meeting of shareholders.

Communications with Our Board

Our board of directors unanimously has approved a process for shareholders to send communications to the board and individual directors. Shareholders and other interested persons may communicate with the full board of directors, a specified committee of our board, the non-management directors or a specified individual member of our board in writing by mail c/o NewMarket Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Chief Legal Officer. All communications will be forwarded to our board of directors, the specified committee of our board or the specified individual director, as appropriate. We screen all regular mail for security purposes.

Committees of Our Board

Our board of directors has established various committees to assist it with the performance of its responsibilities. These committees and their current members are described below.

Executive Committee

The executive committee currently consists of Messrs. Bruce C. Gottwald, Thomas E. Gottwald and Scott. During 2004, the executive committee did not meet. The executive committee exercises all of the services of our board of directors in the management of the ordinary business of our company when our board of directors is not in session.

Audit Committee

Ms. Cothran (Chairperson) and Messrs. Hanley, Scott and Walker currently serve on the audit committee. The audit committee operates under a written charter adopted by our board of directors, which is available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance. During 2004, the audit committee met on eight occasions. The primary function of the audit committee is to assist our board of directors in discharging its oversight responsibilities relating to our accounting, reporting, including our internal control over financial reporting, and financial practices by monitoring (1) these practices, generally, (2) the integrity of the financial statements and other financial information provided by us to any governmental body or the public, (3) our compliance with legal and regulatory requirements, (4) our independent registered public accounting firm’s qualifications and independence, and (5) the performance of our independent registered public accounting firm and internal audit function. The audit committee also approves the engagement of our independent registered public accounting firm, subject to shareholder ratification. For a further description of the audit committee’s specific responsibilities, see the audit committee’s charter. Upon the recommendation of our nominating and corporate governance committee, our board of directors has determined that each of the members of the audit committee is “independent,” as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and the rules thereunder, as incorporated into the listing standards of the New York Stock Exchange, and in accordance with our audit committee charter. Our board of directors has also determined that each of Ms. Cothran and Mr. Hanley is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002. Our board has further determined that each of the members of the audit committee is financially literate and that each of the members of the audit committee has accounting or related financial management expertise, as such terms are interpreted by our board in its business judgment.

Bonus, Salary and Stock Option Committee

Messrs. Rogers (Chairman), Hanley and Scott and Ms. Cothran currently serve on the bonus, salary and stock option committee. The bonus, salary and stock option committee operates under a written charter adopted by our board of directors, which is available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance. Our board of directors has determined that each of the members of the bonus, salary and stock option committee is “independent” under the general independence standards of the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. During 2004, the bonus, salary and stock option committee met on four occasions. This committee approves the compensation of management-level employees and, together with all of our independent directors, approves the compensation of our chief executive officer. It also approves all bonus awards, certain consultant agreements and initial salaries of new management-level personnel and granted awards under the 2004 NewMarket Corporation Incentive Compensation and Stock Plan (the “2004 Incentive Plan”). For a discussion of the objectives and philosophy of our executive compensation program, see the Bonus, Salary and Stock Option Committee Report on Executive Compensation beginning on page 13.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee currently consists of Messrs. Scott (Chairman), Hanley and Rogers. The nominating and corporate governance committee operates under a written charter adopted by the board of directors, which is available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance. Our board of directors has determined that each of the members of the nominating and corporate governance committee is “independent” under the general independence standards of the listing standards of the New York Stock Exchange and our Corporate Governance Guidelines. The nominating and corporate governance committee met on three occasions during 2004. This committee develops and recommends to our board of directors appropriate corporate governance guidelines and policies, monitors and evaluates the implementation of such guidelines and policies, identifies individuals qualified to act as directors and recommends director candidates to our board for nomination by our board.

Nominating and Corporate Governance Committee Process for Identifying and Evaluating Director Candidates. The nominating and corporate governance committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The nominating and corporate governance committee evaluates any candidate’s qualifications to serve as a member of our board based on the skills and experience of individual board members as well as the skills and experience of our board as a whole. In addition, the nominating and corporate governance committee will evaluate a candidate’s independence, skills and experience in the context of our board’s needs.

Director Candidate Recommendations and Nominations by Shareholders. The nominating and corporate governance committee’s charter provides that the nominating and corporate governance committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the nominating and corporate governance committee through the method described under “—Communications with Our Board” above. In addition, in accordance with our amended bylaws, any shareholder entitled to vote for the election of directors may nominate persons for election to our board of directors so long as such shareholder complies with the procedures set forth in our amended bylaws and summarized in “Shareholder Proposals” beginning on page 19. There are no differences in the manner in which the committee evaluates director candidates based on whether the candidate is recommended by a shareholder. The nominating and corporate governance committee did not receive any recommendations from any shareholders in connection with the annual meeting.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance, that outlines the principles, policies and laws that are intended to guide our directors, officers, and employees (including our principal executive officer, principal financial officer and principal accounting officer). We maintain several methods for the reporting of violations of our Code of Business Conduct and Ethics or other concerns, including a toll-free hotline. We prohibit retaliation of any kind against employees for good faith reports of ethical violations.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Business Conduct and Ethics applicable to the principal executive officer, principal financial officer and principal accounting officer by posting this information on our Internet website.

Availability of Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters of the audit committee, bonus, salary and stock option committee, and nominating and corporate governance committee are available on our Internet website at http://www.newmarket.com under Investor Relations, Corporate Governance and in print to any shareholder upon request by contacting our corporate secretary as described in “Certain Matters Relating to Proxy Materials and Annual Reports—Electronic Access of Proxy Materials and Annual Reports” on page 21.

Compensation of Directors

During 2004, we paid each of our non-employee directors (a) $1,500 for attendance at each board meeting and (b) $1,500 for attendance at each meeting of a committee of the board of which he or she is a member. In addition, we paid each of our non-employee directors a quarterly fee of $6,250. We do not pay employee members of our board of directors separately for their service on our board or its committees.

Any director who was elected to our board on or before February 23, 1995 and who retires from our board after age 60 with at least five years’ service on our board will receive $12,000 per year for life, payable in quarterly installments. The service requirement for this benefit may be waived under certain circumstances. Any director retiring under other circumstances will receive $12,000 per year, payable in quarterly installments, commencing no earlier than age 60, for a period not to exceed his or her years of service on our board. The payment period limitation on this benefit may be waived in certain circumstances. Such retirement payments to former directors may be discontinued under certain circumstances. Messrs. Berry, who retired from our board effective March 1, 2005, Bruce C. Gottwald, Thomas E. Gottwald, Scott and Walker, and Ms. Cothran are eligible for this benefit upon their retirement after age 60.

Under the NewMarket Corporation Non-Employee Directors’ Stock Acquisition Plan, which we refer to in this proxy statement as the Non-Employee Directors’ Stock Plan, each non-employee director is awarded on each July 1 that number of whole shares of NewMarket common stock that, when multiplied by the closing price of NewMarket common stock on the immediately preceding business day, as reported in The Wall Street Journal, equal as nearly as possible but do not exceed $5,000. The shares of NewMarket common stock awarded under the Non-Employee Directors’ Stock Plan are nonforfeitable and the recipient directors immediately and fully vest in NewMarket common stock issued under the Non-Employee Directors’ Stock Plan. Subject only to such limitations on transfer as may be specified by applicable securities laws, directors may sell their shares under the Non-Employee Directors’ Stock Plan at any time. The Non-Employee Directors’ Stock Plan provides that no awards may be made after July 1, 2011.

In 2004, Mr. Bruce C. Gottwald received $22,277 in value attributed to his personal use of NewMarket’s aircraft.

Certain Relationships and Related Transactions

Thomas E. Gottwald, President, Chief Executive Officer and director of our company, is a son of Bruce C. Gottwald, Chairman of the Board of Directors of our company. The members of the family of Bruce C. Gottwald may be deemed to be control persons of our company.

On September 24, 2004, NewMarket Services Corporation, a wholly owned subsidiary of NewMarket, entered into an agreement with Bruce C. Gottwald and Floyd D. Gottwald, Jr., each a beneficial owner of more than 5% of NewMarket common stock, under which NewMarket Services agreed to purchase all of the voting and non-voting membership units in Old Town LLC owned by Bruce C. Gottwald and Floyd D. Gottwald, Jr. for $3,322,500. The purchase price was based on an appraisal conducted by an independent third party and the agreement was approved by the audit committee and our independent directors.

In 2001, Old Town LLC purchased approximately 1,600 acres of real property and related personal property, known as Old Town Farm, from our company. We managed and maintained Old Town Farm in exchange for the right to use and make available for use by others the farm’s facilities, primarily for customer meetings and other business related activities. We retained all revenue generated through the use of the farm. Old Town LLC paid all costs of capital improvements to Old Town Farm.

Beneficial Ownership Reporting Compliance

Based solely on our review of the forms required by Section 16(a) of the Exchange Act that we have received, we believe that there has been compliance with all filing requirements applicable to our officers and directors and beneficial owners of greater than 10% of NewMarket common stock, except for the inadvertent late filing of one Statement of Changes in Beneficial Ownership of Securities on Form 4 by each of Thomas E. Gottwald, our President and Chief Executive Officer, and Wayne C. Drinkwater, our Controller.

Stock Ownership

Principal Shareholders

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner as of January 31, 2005, of more than 5% of our outstanding voting shares.

Title of Class	Name and Address of Beneficial Owners	Number of Shares	Percent of Class
Common Stock	Floyd D. Gottwald, Jr. 330 South Fourth Street Richmond, Virginia 23219	1,100,804(a)	6.48%

	Bruce C. Gottwald 330 South Fourth Street Richmond, Virginia 23219	976,711(b)(c)	5.75%

	Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	928,850(d)	5.47%

(a)	As of January 31, 2005, Floyd D. Gottwald, Jr. had sole voting and investment power over all of the shares disclosed except 149,186 shares held in certain trust relationships as to which he disclaims beneficial ownership. This amount does not include an aggregate of 992,347 shares (5.84%) of NewMarket common stock beneficially owned by the adult sons of Floyd D. Gottwald, Jr. Floyd D. Gottwald, Jr. and his adult sons have no agreement with respect to the acquisition, retention, disposition or voting of NewMarket common stock. Information based on the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2005.

(b)	As of January 31, 2005, Bruce C. Gottwald had sole voting and investment power over all of the shares disclosed except 62,451 shares held by his wife and in certain trust relationships as to which he disclaims beneficial ownership. This amount does not include an aggregate of 387,118 shares (2.28%) of NewMarket common stock beneficially owned by the adult sons of Bruce C. Gottwald or an aggregate of 637,220 shares (3.75%) beneficially owned by three separate trusts of which each of the adult sons of Bruce C. Gottwald and his wife are the co-trustees. Bruce C. Gottwald and his adult sons have no agreement with respect to the acquisition, retention, disposition or voting of NewMarket common stock.

(c)	This amount does not include any shares owned of record by Merrill Lynch Trust Company, as trustee under our savings plan for the benefit of our employees. Shares held under our savings plan are voted by the trustee in accordance with instructions solicited from employees participating in the plan. If a participating employee does not give the trustee voting instructions, his or her shares generally are voted by the trustee in accordance with our board’s recommendations to the shareholders. Because members of the family of Bruce C. Gottwald are executive officers and directors of our company and are among our largest shareholders, they may be deemed to be control persons of our company and to have the capacity to control any such recommendation of our board of directors.

(d)	Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares of NewMarket common stock listed above that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of NewMarket common stock held by the Funds. However, all of the shares of NewMarket common stock listed above are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. This information is based solely on the information contained in the Schedule 13G filed by Dimensional on February 9, 2005.

Directors and Executive Officers

The following table sets forth as of January 31, 2005, the beneficial ownership of NewMarket common stock by all of our directors, our Chief Executive Officer and our other executive officers listed under “Compensation of Executive Officers” on page 10, who are referred to in their proxy statement as our named executive officers, and all of our directors and executive officers as a group. Unless otherwise indicated, each person listed below has sole voting and investment power over all shares beneficially owned by him or her.

Name of Beneficial Owner or Number of Persons in Group	Number of Shares with Sole Voting and Investment Power[1]	Number of Shares with Shared Voting and Investment Power	Total Number of Shares	Percent of Class[2]
William W. Berry	875	429[3]	1,304
Phyllis L. Cothran	2,539	—	2,539
Steven M. Edmonds	21,517	—	21,517
David A. Fiorenza	24,130	—	24,130
Bruce C. Gottwald	914,260	62,451	976,711	5.75%
Russell L. Gottwald, Jr.	24,691	2,256	26,947
Thomas E. Gottwald	176,353	26,359	202,712	1.19%
Patrick D. Hanley	—	—	–
C. S. Warren Huang	35,734	—	35,734
Newton A. Perry	18,790	1,025[6]	19,815
James E. Rogers	2,754	—	2,754
Sidney Buford Scott	14,584	—	14,584
Charles B. Walker	13,514	—	13,514
Directors and executive officers as a group (16 persons)	1,304,681	93,590	1,398,271	8.18%

[1]	The amounts in this column include shares of NewMarket common stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of January 31, 2005, pursuant to the exercise of options granted under the 1982 Stock Option Plan: Steven M. Edmonds: 20,000 shares; David A. Fiorenza: 16,000 shares; Thomas E. Gottwald: 30,000 shares; Russell L. Gottwald, Jr.: 10,000 shares; C. S. Warren Huang: 25,000 shares; and the directors and executive officers as a group: 121,000 shares.

[2]	Except as indicated, each person or group owns less than 1% of NewMarket common stock.

[3]	Mr. Berry disclaims beneficial ownership of all 429 of such shares.

[4]	Mr. Bruce C. Gottwald disclaims beneficial ownership of all 62,451 of such shares.

[5]	Mr. Thomas E. Gottwald disclaims beneficial ownership of all 26,359 of such shares.

[6]	Mr. Perry disclaims beneficial ownership of all 1,025 of such shares. Mr. Perry retired on June 30, 2004.

Compensation of Executive Officers

The following table presents information relating to total compensation of our named executive officers for the fiscal years ended December 31, 2004, 2003 and 2002.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Awards	Options/ SARs	All Other Compensation
Thomas E. Gottwald President and Chief Executive Officer	2004 2003 2002	$467,000 453,500 411,800	$150,000 150,000 120,000	$	— — —	— — —	— — —	$23,350[1] 22,675[1] 20,590[1]

C. S. Warren Huang President of Afton Chemical Corporation[2]	2004 2003 2002	$298,050 285,225 270,700	$150,000 125,000 100,000	$	— 77,813[3] 44,516[3]	— — —	— — —	$14,900[4] 14,261[4] 13,535[4]

David A. Fiorenza Vice President, Treasurer and Principal Financial Officer	2004 2003 2002	$241,940 236,800 226,000	$90,000 75,000 40,000	$	— — —	— — —	— — —	$12,095[5] 11,840[5] 11,300[5]

Steven M. Edmonds Vice President and General Counsel[6]	2004 2003 2002	$233,300 222,720 55,000	$90,000 75,000 15,000	$	— — —	— — —	— — —	$11,665[7] 11,138[7] 2,750[7]

Russell L. Gottwald, Jr. President of Ethyl Corporation[8]	2004 2003 2002	$219,530 213,000 205,833	$90,000 50,000 50,000	$	— — —	— — —	— — —	$11,000[9] 10,650[9] 10,292[9]

Newton A. Perry Senior Vice President Strategy[10]	2004 2003 2002	$177,955 300,725 287,400	$107,000 120,900 100,000	$	— — —	— — —	— — —	$67,231[11] 15,036[11] 14,370[11]

[1]	Includes contributions to our savings plan ($10,250, $10,000 and $10,000) for 2004, 2003 and 2002, respectively, and accruals in our excess benefit plan ($13,100, $12,675 and $10,590) for 2004, 2003 and 2002, respectively.

[2]	Mr. Huang became President of Afton Chemical Corporation, a wholly owned subsidiary of NewMarket, on July 1, 2004.

[3]	Includes taxes paid by us on Mr. Huang’s behalf ($63,920 and $44,516) for 2003 and 2002, respectively, and relocation costs paid by us on Mr. Huang’s behalf ($13,893) for 2003.

[4]	Includes contributions to our savings plan ($10,250, $10,000 and $10,000) for 2004, 2003 and 2002, respectively, and accruals in our excess benefit plan ($4,650, $4,261 and $3,535) for 2004, 2003 and 2002, respectively.

[5]	Includes contributions to our savings plan ($10,250, $10,000 and $10,000) for 2004, 2003 and 2002, respectively, and accruals in our excess benefit plan ($1,845, $1,840 and $1,300) for 2004, 2003 and 2002, respectively.

[6]	Mr. Edmonds became Vice President and General Counsel on October 1, 2002.

[7]	Includes contributions to our savings plan ($10,250, $10,000 and $2,750) for 2004, 2003 and 2002, respectively, and accruals in our excess benefit plan ($1,415, $1,138 and $0) for 2004, 2003 and 2002, respectively.

[8]	Mr. Russell L. Gottwald, Jr. became President of Ethyl Corporation, a wholly owned subsidiary of NewMarket, on July 1, 2004.

[9]	Includes contributions to our savings plan ($10,250, $10,000 and $10,000). In 2004, 2003 and 2002, respectively, and accruals in our excess benefit plan ($750, $650 and $292) for 2004, 2003 and 2002, respectively.

[10]	Mr. Perry retired on June 30, 2004.

[11]	Includes amount paid upon Mr. Perry’s retirement under his employment agreement ($58,333) for 2004, contributions to our savings plan ($8,898, $10,000 and $10,000) for 2004, 2003 and 2002, respectively, and accruals in our excess benefit plan ($0, $5,036 and $4,370) for 2004, 2003 and 2002, respectively.

Option/SAR Grants in Last Fiscal Year

No grants of stock options and stock appreciation rights, or SARs, were made to our named executive officers for the fiscal year ended December 31, 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Value

The following table presents information concerning stock option and SAR exercises by our named executive officers and fiscal year-end option/SAR values as of December 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-The-Money Options/ SARs at FY-End ($)[1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas E. Gottwald	—	$—	30,000[2]	0	$466,500	$0
C. S. Warren Huang	—	—	25,000[2]	0	388,750	0
David A. Fiorenza	—	—	16,000[2]	0	248,800	0
Steven M. Edmonds	—	—	20,000[2]	0	311,000	0
Russell L. Gottwald, Jr.	—	—	10,000[2]	0	155,500	0
Newton A. Perry	18,750	317,250	—	—	—	—

[1]	These values are based on $19.90, the closing price of NewMarket common stock on the New York Stock Exchange on December 31, 2004.

[2]	Each of these options relates to NewMarket common stock.

Equity Compensation Plan Information

The following table presents information as of December 31, 2004 with respect to compensation plans under which shares of NewMarket common stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans[2]
Equity Compensation Plans Approved by Shareholders 2004 Incentive Plan	0	$—	1,500,000
Equity Compensation Plans Approved by Shareholders 1982 Incentive Plan	482,000	$8.50	0[3]
Equity Compensation Plans Not Approved by Shareholders[4]	—	—	—
Total	482,000	$8.50	1,500,000

[1]	There are no outstanding warrants or rights.

[2]	Amounts exclude any securities to be issued upon exercise of outstanding options.

[3]	The 1982 Incentive Plan terminated on March 2, 2004. We cannot make any further grants or awards under this plan.

[4]	We do not have any equity compensation plans that have not been approved by shareholders.

Retirement Benefits

The following table illustrates under our pension plan for salaried employees the estimated benefits upon retirement at age 65, determined as of December 31, 2004, to persons with specified earnings and years of pension benefit service. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, they will be paid under our excess benefit or supplemental retirement plans, as applicable. This table includes the amounts that would be payable under such plans.

Pension Plan Table*

Years of Pension Benefit Service and Estimated Annual Benefits

Final Average Earnings	10	15	20	25	30	35
$300,000	$43,100	$64,700	$86,300	$107,900	$129,400	$151,000
$350,000	$50,600	$76,000	$101,300	$126,600	$151,900	$177,300
$400,000	$58,100	$87,200	$116,300	$145,400	$174,400	$203,500
$450,000	$65,600	$98,500	$131,300	$164,100	$196,900	$229,800
$500,000	$73,100	$109,700	$146,300	$182,900	$219,400	$256,000
$550,000	$80,600	$121,000	$161,300	$201,600	$241,900	$282,300
$600,000	$88,100	$132,200	$176,300	$220,400	$264,400	$308,500
$650,000	$95,600	$143,500	$191,300	$239,100	$286,900	$334,800
$700,000	$103,100	$154,700	$206,300	$257,900	$309,400	$361,000
$750,000	$110,600	$166,000	$221,300	$276,600	$331,900	$387,300
$800,000	$118,100	$177,200	$236,300	$295,400	$354,400	$413,500
$850,000	$125,600	$188,500	$251,300	$314,100	$376,900	$439,800
$900,000	$133,100	$199,700	$266,300	$332,900	$399,400	$466,000
$950,000	$140,600	$211,000	$281,300	$351,600	$421,900	$492,300
$1,000,000	$148,100	$222,200	$296,300	$370,400	$444,400	$518,500

*	Assumes attainment of age 65 in 2004 and Social Security Covered Compensation of $46,284.

The benefit formula under the pension plans is based on the participant’s final-average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive bonuses paid in any fiscal year) during the 10 consecutive calendar years immediately preceding the date of determination. The years of pension benefit service for each of our named executive officers as of December 31, 2004, are: Thomas E. Gottwald, 13; C. S. Warren Huang, 25; David A. Fiorenza, 30; Steven M. Edmonds, 2; Russell L. Gottwald, Jr., 13; and Newton A. Perry, 35. Benefits under the pension plans are computed on the basis of a life annuity with 60 months guaranteed payments. The benefits listed in the above compensation table are not subject to deduction for Social Security. On December 31, 2000, we terminated our tax-qualified defined benefit plan for our salaried employees in the United States and implemented a new tax-qualified defined benefit plan with an identical formula on January 1, 2001. Benefits under the new plan are offset by benefits that were paid or payable under the old plan. For purposes of determining pension benefit service under the new plan, participants receive credit for years of pension benefit service earned under the old plan.

Excess Benefit Plans

We maintain excess benefit plans in the form of nonqualified pension plans that provide eligible individuals the difference between the benefits they actually accrue under our qualified employee pension and savings plans and the benefits they would have accrued under such plans but for the maximum benefit and annual addition limitations and the limitation on compensation that may be recognized thereunder under the Internal Revenue Code. All benefits under the excess plans vest upon a change in control of our company, as defined in the excess benefit plans. Participants in the excess benefit plans receive their benefits in the form elected under our qualified employee pension plans or under certain circumstances in a lump sum payment.

BONUS, SALARY AND STOCK OPTION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The bonus, salary and stock option committee of the board of directors, which performs the function of a compensation committee, consists of five directors, each of whom has been determined by the board of directors to satisfy the requirements for independence established under the general listing standards of the New York Stock Exchange and NewMarket’s Corporate Governance Guidelines and are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The committee’s primary purpose and responsibility is to develop and oversee the implementation of NewMarket’s philosophy with respect to the compensation of directors and executive officers, including the chief executive officer (the “CEO”), to oversee and advise the board on the adoption of policies that govern NewMarket’s compensation programs and to produce the required report on executive compensation for inclusion in NewMarket’s annual proxy statement. Accordingly, the committee submits this report on executive compensation to NewMarket shareholders.

Overall Objectives

The objectives of NewMarket’s executive compensation program are to:

•	provide balanced, competitive total compensation that will enable the company to attract, motivate and retain highly qualified executives;

•	provide incentives for enhancing the profitability of the company by rewarding executives for meeting individual and corporate goals in a manner that is justified by the returns available to shareholders; and

•	align the financial interests of the executives closely to those of NewMarket shareholders by encouraging executive ownership of NewMarket common stock.

Elements of the Program

In 2004, with the assistance of a recognized independent consultant in the field of executive compensation, the committee made a comprehensive annual review of all aspects of NewMarket’s executive compensation program. The committee believes the interests of the shareholders will be best served if the executive compensation program consists of cash compensation and equity ownership, with a significant portion of compensation depending upon individual and company performance. The program currently includes base salary, annual bonuses in cash or cash and stock, stock options, stock appreciation rights, stock awards and incentive awards. The committee considers all elements of the program when setting appropriate compensation.

NewMarket seeks to maintain its executive compensation packages around the mid-range of those offered generally by the companies with which it competes for talent and experience, including some of the companies included in the Standard & Poors 1500 Specialty Chemical Index included in the performance graph on page 18.

For 2004, the committee considered in determining its executive compensation packages, NewMarket’s achievements during 2004, including growth in the petroleum additives business, successful management of the contribution from the declining tetraethyl lead product line, successful formation of the holding company structure and the related internal restructuring of NewMarket, and successful restructuring of NewMarket’s term and bank loans.

Executive Officer Compensation

Base Salaries

The committee determines base salaries for executive officers by reviewing NewMarket’s past and current operating profits and individual contribution to NewMarket’s success, market data for comparable positions and salary levels of NewMarket’s peer group companies and alignment of salary and organization within the company. The committee considers each of the individual factors but does not assign a specific value to each factor, and a subjective element is acknowledged in evaluating each executive’s contribution. In 2004, the committee increased the salaries of the named executive officers, other than the CEO, by an average of 3.49%. In so doing, the committee considered the factors described above under “Elements of the Program.”

Annual Bonuses

Effective January 1, 2003, NewMarket adopted a Management Bonus Plan. This plan is intended to provide incentive and reward to employees who contribute to the success of NewMarket and its affiliates by their invention, ability, industry or exceptional services by making those employees participants in that success. Each of NewMarket’s key employees is eligible to participate in the plan and receive a cash bonus award based on rules established by the committee, which may include the satisfaction of certain criteria. The committee determines annual bonus awards in conjunction with senior management, based on evaluation of the performance, level of responsibility and leadership of the individual executive in relation to overall corporate results. Based on this and the criteria described above under “Elements of the Program,” the committee awarded annual cash bonuses to certain executive officers. See page 10.

Equity Compensation

Under the 2004 NewMarket Corporation Incentive Compensation and Stock Plan (the “2004 Incentive Plan”), the committee may grant options to purchase shares of NewMarket common stock, stock appreciation rights, stock awards and incentive awards to any employee of NewMarket or an affiliate or a person who is a member of the board of directors or the board of directors of an affiliate if the committee, in its sole discretion, determines that such person has significantly contributed or can be expected to contribute significantly to the profits or growth of the company or its affiliates. In 2004, the committee did not grant any equity compensation to any of NewMarket’s named executive officers.

CEO Compensation

In keeping with the objective of improving long-term performance and shareholder value, the CEO, who is also a major shareholder, strongly advocates pay for performance. The committee increased Mr. Gottwald’s salary for 2004 by 4.99% and awarded Mr. Gottwald a bonus of $150,000 for 2004. In deciding to increase Mr. Gottwald’s salary and to award him a bonus, the committee considered NewMarket’s achievements during 2004 that were described above under “Elements of the Program.”

The committee reviewed all components of the CEO’s and each of the other named executive officers compensation, including base salary, bonus, equity and long-term incentive compensation and the dollar value to the CEO and the cost to NewMarket of all perquisites and other personal benefits received. Based on its review, the committee believes the CEO’s and each of the other named executive officers’ compensation is within the range of compensation offered by peer group companies and is reasonable and not excessive.

Section 162(m)

Section 162(m) of the Internal Revenue Code provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to NewMarket’s executive officers. The 2004 Incentive Plan is designed to permit the grant of awards that will meet the criteria applicable to performance-based compensation (as defined in Section 162(m) of the Internal Revenue Code). The Management Bonus Plan, however, does not meet the criteria applicable to performance-based compensation and would have to be amended to limit the committee’s discretion to determine individual awards based on individual performance factors and other factors as the committee may determine, from time to time, to be relevant. The committee currently does not anticipate that there will be any compensation awarded under the Management Bonus Plan subject to the loss of tax deductibility.

The committee believes, however, that it is important to retain the flexibility on awards under NewMarket’s plans in order to serve the best interests of the company by allowing the committee to recognize and motivate individual executive officers as circumstances warrant.

THE BONUS, SALARY AND STOCK OPTION

COMMITTEE

James E. Rogers, Chairman

Phyllis L. Cothran

Patrick D. Hanley

Sidney Buford Scott

April 8, 2005

AUDIT COMMITTEE REPORT

The audit committee of the board of directors is composed of four independent directors and operates under a written charter adopted by the board of directors. Management is responsible for NewMarket’s financial reporting process, including the effectiveness of its internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of NewMarket’s consolidated financial statements, management’s assessment of the effectiveness of NewMarket’s internal control over financial reporting and the effectiveness of NewMarket’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The audit committee’s responsibility is, among other things, to monitor and oversee these processes and to report thereon to the board of directors. In this context, the audit committee has met and held discussions with management and PricewaterhouseCoopers LLP, NewMarket’s independent registered public accounting firm.

Management represented to the audit committee that NewMarket’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP.

The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended, including the scope of the independent registered public accounting firm’s responsibilities, significant accounting adjustments and any disagreements with management.

The audit committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with audit committees), and has discussed with PricewaterhouseCoopers LLP that firm’s independence from NewMarket.

Based upon the audit committee’s discussions with management and PricewaterhouseCoopers LLP and the audit committee’s review of the representation of management and the report of PricewaterhouseCoopers LLP to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in NewMarket’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Audit Committee Pre-Approval Policy

The audit committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by NewMarket’s independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence from NewMarket. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by the audit committee. In all pre-approval instances, the audit committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The audit committee has designated in the Audit Committee Pre-Approval Policy specific services that have the pre-approval of the audit committee and has classified these pre-approved services into one of four categories: Audit, Audit-Related, Tax and All Other. The term of any pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will revise the list of pre-approved services from time to time, based on subsequent determinations.

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established periodically by the audit committee. Any proposed services exceeding these levels will require specific pre-approval by the audit committee. The audit committee recognizes the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the audit committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, and Tax services, and the total amount of fees for services classified as permissible All Other services.

The audit committee has designated the principal financial officer to monitor the performance of the services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the audit committee Pre-Approval Policy. Both the principal financial officer and management will immediately report to the chairman of the audit committee any breach of the Audit Committee Pre-Approval Policy that comes to the attention of the principal financial officer or any member of management.

THE AUDIT COMMITTEE

Phyllis L. Cothran, Chairperson

Patrick D. Hanley

Sidney Buford Scott

Charles B. Walker

April 12, 2005

PERFORMANCE GRAPH

Comparison of Five-Year Cumulative Total Return*

Performance through December 31, 2004

*	Assumes $100 invested on last day of December 1999. Dividends are reinvested quarterly.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2005, subject to shareholder approval. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

PricewaterhouseCoopers LLP’s principal function is to audit management’s assessment of the effectiveness of NewMarket’s internal control over financial reporting and our consolidated financial statements and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in our quarterly reports.

The audit committee and our board of directors recommend that you vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as NewMarket’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Fees Billed by PricewaterhouseCoopers LLP

The following table sets forth the fees billed to us for the audit and other services provided by PricewaterhouseCoopers LLP to us for the fiscal years ended December 31, 2004 and 2003:

	2004	2003
Audit Fees	$1,895,638	$1,101,425
Audit-Related Fees	65,000	81,025
Tax Fees	458,439	288,975
All Other Fees	1,400	1,400

Total fees	$2,420,477	$1,472,825

Audit Fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States), including the recurring audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The 2004 and 2003 amounts include fees for services provided in connection with our planning and readiness to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees also include audits of pension and other employee benefit plans, as well as the review of information systems and general internal controls.

Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning.

All Other Fees include licensing fees associated with our use of PricewaterhouseCoopers LLP’s on-line information database containing accounting pronouncements and other authoritative guidance.

As a part of its deliberations, the audit committee has considered whether the provision of services described above under “All Other Fees” is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

SHAREHOLDER PROPOSALS

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2006 annual meeting of shareholders must present such proposal to our company’s corporate secretary at our principal executive offices at 330 South Fourth Street, Richmond, Virginia 23219 not later than December 18, 2005, in order for the proposal to be considered for inclusion in our proxy statement. We will consider such proposals in accordance with the Securities and Exchange Commission’s rules governing the solicitation of proxies. We anticipate holding the 2006 annual meeting on April 26, 2006.

The NewMarket amended bylaws provide that a NewMarket shareholder entitled to vote for the election of directors may nominate persons for election to our board of directors by delivering written notice to our company’s corporate secretary. With respect to an election to be held at an annual meeting of shareholders, such notice generally must be delivered not later than the close of business on the ninetieth day prior to the annual meeting and not earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be delivered not earlier than the close of business on the one-hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such special meeting.

The shareholder’s notice must include:

•	as to each person whom the shareholder proposes to nominate for election as a director:

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such shareholder and such beneficial owner;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•	a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination.

Because the 2005 annual meeting is to be held on May 26, 2005, our corporate secretary must receive written notice of a shareholder proposal to be acted upon at the 2006 annual meeting not later than the close of business on February 25, 2006 nor earlier than the close of business on January 26, 2006.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described in the immediately preceding paragraph. The shareholder’s notice must contain:

•	as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•	the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the NewMarket bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the shareholder proposing such business.

The requirements found in the NewMarket amended bylaws are separate from and in addition to the requirements of the Securities and Exchange Commission that a shareholder must meet to have a proposal included in our proxy statement.

We will furnish any shareholder desiring a copy of our amended bylaws without charge by writing to our corporate secretary as described in “Certain Matters Relating to Proxy Materials and Annual Reports—Electronic Access of Proxy Materials and Annual Reports.”

CERTAIN MATTERS RELATING TO PROXY MATERIALS

AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 are available on our Internet site at http://www.newmarket.com under Investor Relations, Corporate Governance. Shareholders can elect to access future proxy soliciting materials, including notices to shareholders of annual meetings and proxy statements, and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at NewMarket Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary. Shareholders of record can choose this option by marking the appropriate oval on the proxy card included with this proxy statement. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on such form for instructions on how to elect to view future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing to our corporate secretary as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or Annual Report on Form 10-K for the fiscal year ended December 31, 2004 by contacting our corporate secretary as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting our corporate secretary as described above.

We will provide without charge to each person to whom this proxy statement has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements. Requests should be directed to our corporate secretary as described above. A list of the exhibits to the Annual Report on Form 10-K, showing the cost of each, will be delivered with a copy of the Annual Report on Form 10-K. Any of the exhibits listed will be provided upon payment of the charge noted on the list.

OTHER MATTERS

Our board of directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their discretion.

Annex A

NEWMARKET CORPORATION

Independence Determination Guidelines

For a director to be deemed “independent,” the Board of Directors of NewMarket Corporation (“NewMarket”) shall affirmatively determine that the director has no material relationship with NewMarket either directly or as a partner, shareholder or officer of an organization that has a relationship with NewMarket. In making this determination, the Board of Directors shall apply the following standards, in which case a director will be deemed not independent:

1.	A director is, or has been within the last three years, an employee of NewMarket, or an immediate family member is, or has been within the last three years, an executive officer, of NewMarket. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following such employment.

2.	A director has received or has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from NewMarket (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman, Chief Executive Officer or other executive officer will not count toward the $100,000 limitation.

3.	(A) A director or an immediate family member is a current partner of a firm that is NewMarket’s internal or external auditor; (B) a director is a current employee of such a firm; (C) a director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on NewMarket’s audit within that time.

4.	A director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of NewMarket’s present executive officers at the same time serves or served on that company’s compensation committee.

5.	A director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, NewMarket for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

NOW AVAILABLE

NewMarket Corporation (the “Corporation”) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Corporation will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Corporation’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Corporation that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the appropriate box located at the bottom of the attached card.

DETACH HERE

NEWMARKET CORPORATION

Richmond, Virginia

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 26, 2005.

The undersigned hereby appoints Bruce C. Gottwald and Sidney Buford Scott, or either of them, with full power of substitution in each, proxies to vote all shares of the undersigned in NewMarket Corporation, at the annual meeting of shareholders to be held May 26, 2005, and at any and all adjournments or postponements thereof (the “Annual Meeting”):

☒    Please mark your vote as in this example.

1.	Election of Directors:	☐ FOR all nominees (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Phyllis L. Cothran, Bruce C. Gottwald, Thomas E. Gottwald, Patrick D. Hanley, James E. Rogers, Sidney Buford Scott and Charles B. Walker.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY SUCH NOMINEE(S), WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2005.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business and matters as may properly come before the Annual Meeting.

Until contrary notice to the Corporation, I consent to access all future notices of annual meetings, proxy statements, and annual reports issued by the Corporation over the Internet.			☐

This Proxy when properly executed will be voted as specified. If no specification is made, this Proxy will be voted FOR all nominees, FOR Proposal 2 and according to the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting.

Dated , 2005

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.